Exhibit 99.1

At the Company

Donna Kush	Dave Pleiss
Director, Corporate Communications	Director, Investor Relations
(402) 827-8931	(402) 597-5658
dkush@ameritrade.com	dpleiss@ameritrade.com

AMERITRADE DELIVERS FOURTH CONSECUTIVE RECORD QUARTER

Past Two Quarters’ Earnings Top Entire Fiscal 2003
Operating Leverage Results in Net Income Up 700% Year Over Year

OMAHA, Neb., April 20, 2004 — Ameritrade Holding Corporation (Nasdaq: AMTD) today announced results for the quarter ended March 26, 2004. The Company’s performance, indicative of its highly efficient platform, once again represents the best in its history.

Second Quarter Highlights

•	Record net income of $81 million, or $0.19 per share

•	Record pre-tax income of $125 million

•	Record operating margin (1) of $155 million

•	Record EBITDA(1) of $131 million

•	Record net revenues of $247 million, up 67 percent over the same quarter last year

•	Record average client trades per day of approximately 212,000

•	Record client assets of $72 billion, including $12 billion of client cash and money market funds

•	Liquid assets(1) of $196 million; cash and cash equivalents of $201 million

•	124,000 new accounts at an average cost per account of $243; 34,000 closed accounts

•	Average client margin balances of approximately $3.4 billion. On March 26, 2004, client margin balances totaled approximately $3.8 billion.

(1) See attached reconciliation of financial measures.

“Our earnings for the first two quarters of fiscal 2004 have already surpassed last fiscal year in total,” said Joe Moglia, chief executive officer. “Our scalability and operating leverage delivered an outstanding pre-tax margin of 51% this quarter, with net income more than 700% higher than the same quarter last year.”

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

Supplemental Account Metric

The Company is reporting a new metric for client accounts (excluding clearing accounts) that have a net liquidation value of $2,000 or more. These accounts are called “Qualified Accounts” and generate about 90 percent of the Company’s revenues. This new metric will be reported on a quarterly basis.

Ameritrade had about 1.2 million Qualified Accounts in September 2002 after the closing of the merger with Datek. At the end of March 2004, the Company had approximately 1.7 million Qualified Accounts for a growth of 40% over that period. Explanations of this and other metrics are presented in a new “Glossary of Terms,” which will be included in the “Investors” section on the Company’s corporate Web site.

Stock Repurchased

During the quarter, Ameritrade utilized $52 million to repurchase approximately 3.3 million shares of its stock. Since the stock buy-back program was initiated, through March 26, 2004, the Company has invested about $263 million in repurchasing over 29.7 million shares of stock at a weighted average price of $8.86 per share. This is almost seven percent of the outstanding shares that it had when the program was initiated in September 2002.

Outlook Updated

Ameritrade has updated its current projections to $0.59 - $0.79 earnings per share for fiscal year 2004 in the “Outlook Statement” section of its corporate Web site located at www.amtd.com.

About Ameritrade Holding Corporation

Ameritrade Holding Corporation has a 28-year history of providing investment services to self-directed individuals. Ameritrade develops and provides innovative products and services tailored to meet the varying investing and portfolio management needs of individual investors and institutional distribution partners. A brokerage industry leader, Ameritrade, Inc.,2 a subsidiary of Ameritrade Holding Corporation, received Forbes “Best of Web” honors. For more information, please visit www.amtd.com.

Safe Harbor

This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, synergies, earnings, capital expenditures or activity rates are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results.

These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include general economic and political conditions, market

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

fluctuations and changes in client trading activity, increased competition, systems failures and capacity constraints, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

(2) Ameritrade, Inc., member NASD/SIPC

###

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
In thousands, except per share data
(Unaudited)

	Quarter Ended		Six Months Ended
	Mar. 26, 2004	Mar. 28, 2003	Mar. 26, 2004	Mar. 28, 2003
Revenues:
Commissions and clearing fees	$169,127	$92,696	$321,405	$208,880
Interest revenue	59,745	37,704	115,871	79,501
Other	20,562	21,889	41,221	50,233

Total revenues	249,434	152,289	478,497	338,614
Client interest expense	2,570	4,655	5,193	10,453

Net revenues	246,864	147,634	473,304	328,161

Expenses:
Employee compensation and benefits	43,912	49,701	78,205	95,451
Clearing and execution costs	6,770	6,918	15,895	18,060
Communications	11,185	10,905	20,447	23,048
Occupancy and equipment costs	9,923	15,598	21,360	32,221
Depreciation and amortization	5,604	7,629	11,561	16,354
Professional services	8,716	9,080	15,096	20,727
Interest on borrowings	557	1,118	1,394	2,306
(Gain)/loss on disposal of property	(196)	(5,527)	(376)	(5,118)
Other	5,042	3,518	11,350	7,581
Advertising	30,152	26,988	53,218	59,026
Restructuring and asset impairment charges	0	5,047	0	5,047

Total expenses	121,665	130,975	228,150	274,703

Pre-tax income	125,199	16,659	245,154	53,458
Provision for income taxes	44,241	7,042	92,260	21,799

Net income	$80,958	$9,617	$152,894	$31,659

Basic earnings per share	$0.19	$0.02	$0.36	$0.07
Diluted earnings per share	$0.19	$0.02	$0.35	$0.07
Weighted average shares outstanding — basic	420,821	427,765	423,272	428,834
Weighted average shares outstanding — diluted	431,296	430,557	433,548	431,297

Note: Certain items in the prior year consolidated statements of operations have been reclassified to conform to the current presentation.

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands
(Unaudited)

	Mar. 26, 2004	Sept. 26, 2003
Assets:
Cash and cash equivalents	$201,021	$248,623
Segregated cash and investments	7,304,380	7,878,421
Broker/dealer receivables	2,876,103	2,921,732
Client receivables	3,829,866	2,202,170
Goodwill and intangible assets	1,023,244	973,050
Other	185,144	180,272

Total assets	$15,419,758	$14,404,268

Liabilities and stockholders’ equity:
Liabilities:
Broker/dealer payables	$4,413,962	$3,142,435
Client payables	9,353,417	9,611,243
Broker/dealer notes payable	8,500	—
Prepaid variable forward derivative instrument	54,226	46,668
Prepaid variable forward contract obligation	36,990	36,194
Convertible subordinated notes	—	46,295
Other	313,252	285,659

Total liabilities	14,180,347	13,168,494
Stockholders’ equity	1,239,411	1,235,774

Total liabilities and stockholders’ equity	$15,419,758	$14,404,268

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA

	Quarter ended
	March 26, 2004	March 28, 2003
Trading activity metrics:
Average client trades per day	211,917	116,246
Average client trades per account (annualized)	15.8	9.5
Activity rate	6.3%	3.8%
Total trades (in millions)	12.5	7.0
Trading days	59.0	60.0
Average commissions and clearing fees per trade	$13.53	$13.29
Account metrics:
Total accounts (ending)	3,425,000	3,064,000
Qualified accounts (ending)	1,700,000	1,334,000
Client assets (in billions)	$71.9	$39.1
Net interest revenue metrics:
Segregated cash:
Average balance (in billions)	$7.7	$6.2
Average annualized yield	1.00%	1.22%
Client margin balances:
Average balance (in billions)	$3.4	$1.5
Average annualized yield	4.88%	4.84%
Client credit balances:
Average balance (in billions)	$9.0	$6.8
Average annualized cost	0.12%	0.27%

NOTE: See Glossary of Terms on the Company’s web site at www.amtd.com for definitions of the above metrics.

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
RECONCILIATION OF FINANCIAL MEASURES
In thousands, except percentages
(Unaudited)

	Quarter Ended				Six Months Ended
	March 26, 2004		March 28, 2003		March 26, 2004		March 28, 2003
	$	% of Rev.	$	% of Rev.	$	% of Rev.	$	% of Rev.
Operating Margin (1)
Operating margin	$155,155	62.9%	$43,167	29.2%	$297,996	63.0%	$112,413	34.3%
Less:
Advertising	(30,152)	-12.2%	(26,988)	-18.3%	(53,218)	-11.2%	(59,026)	-18.0%
Gain/(loss) on disposal of property	196	0.1%	5,527	3.7%	376	0.1%	5,118	1.6%
Restructuring and asset impairment charges	0	0.0%	(5,047)	-3.4%	0	0.0%	(5,047)	-1.5%

Pre-tax income	$125,199	50.7%	$16,659	11.3%	$245,154	51.8%	$53,458	16.3%

EBITDA (2)
EBITDA	$131,360	53.2%	$25,406	17.2%	$258,109	54.5%	$72,118	22.0%
Less:
Depreciation and amortization	(5,604)	-2.3%	(7,629)	-5.2%	(11,561)	-2.4%	(16,354)	-5.0%
Interest on borrowings	(557)	-0.2%	(1,118)	-0.8%	(1,394)	-0.3%	(2,306)	-0.7%

Pre-tax income	$125,199	50.7%	$16,659	11.3%	$245,154	51.8%	$53,458	16.3%

	As of
	Mar. 26,	Dec. 31,	Sept. 26,	June 27,	Mar. 28,
	2004	2003	2003	2003	2003
Liquid Assets (3)
Liquid assets	$195,995	$231,699	$335,294	$259,764	$187,016
Plus: Broker-dealer cash and cash equivalents	151,407	152,964	55,634	84,210	114,078
Less:
Investment in NITE, net of tax	—	—	—	—	(6,546)
Excess broker-dealer regulatory net capital	(146,381)	(121,791)	(142,305)	(114,415)	(143,163)

Cash and cash equivalents	$201,021	$262,872	$248,623	$229,559	$151,385

Note: The term “GAAP” in the following explanations refers to generally accepted accounting principles in the United States.

(1)	Operating margin is considered a Non-GAAP financial measure as defined by SEC Regulation G. We define operating margin as pre-tax income, adjusted to remove advertising expense and any unusual gains or charges. We consider operating margin an important measure of the financial performance of our ongoing business. Advertising spending is excluded because it is largely at the discretion of the Company, varies significantly from period to period based on market conditions and relates to the acquisition of future revenues through new accounts rather than current revenues from existing accounts. Unusual gains and charges are excluded because we believe they are not likely to be indicative of the ongoing operations of our business. Operating margin should be considered in addition to, rather than as a substitute for, pre-tax income and net income.

(2)	EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a Non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA eliminates the non-cash effect of tangible asset depreciation and intangible asset amortization, as well as any non-cash gains or charges. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

(3)	Liquid assets is considered a Non-GAAP financial measure as defined by SEC Regulation G. We define liquid assets as the sum of a) non broker-dealer cash and cash equivalents, b) the market value, net of tax, of our investment in Knight Trading Group, Inc. that is not subject to a prepaid variable forward contract for future sale and c) regulatory net capital of our broker-dealer subsidiaries in excess of 5% of aggregate debit items. We consider liquid assets an important measure of our liquidity and of our ability to fund corporate investing and financing activities. Liquid assets should be considered in addition to, rather than as a substitute for, cash and cash equivalents.

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com